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                  YAHOO! KOREA LICENSE AGREEMENT

                         by and among

                        YAHOO! INC.,

                  YAHOO! KOREA CORPORATION

                            AND

                  YAHOO! JAPAN CORPORATION

                     NOVEMBER  30, 1997


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                         YAHOO! KOREA LICENSE AGREEMENT

     This YAHOO! KOREA LICENSE AGREEMENT (the "AGREEMENT") is entered into as of November 30, 1997 (the "EFFECTIVE DATE") by and among:

     YAHOO! INC., a California corporation ("YAHOO") with its principal offices at 3400 Central Expressway, Santa Clara, California 95051;

     YAHOO! KOREA CORPORATION, a corporation organized under the laws of the Republic of Korea (the "COMPANY"), with its principal offices at 502 Kyungki Bldg., 184-4, Chungjeong-Ro 2-Ka, Seodaemun-Ku, Seoul Korea 120-012; and

     YAHOO! JAPAN CORPORATION, a Japanese corporation ("YAHOO JAPAN"), with its principal offices at 24-1, Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103 Japan, solely in connection with the rights and obligations set forth in
Article IV of this Agreement.

                                    RECITALS

     The following provisions form the basis for, and are hereby made a part of, this Agreement:

     A. Yahoo owns, operates and distributes a leading index and directory of Internet resources, including a hierarchical index, information indexing and retrieval software and certain other elements of content and software (www.yahoo.com);

     B. The Company has been organized under the laws of the Republic of Korea, and is XX% owned by Yahoo, XX% owned by SOFTBANK Korea Corporation, a corporation organized under the laws of the Republic of Korea, XX% owned by SOFTBANK Corporation, a Japanese corporation, and X% owned by Yahoo Japan pursuant to a joint venture agreement dated as of the Effective Date (the "JOINT VENTURE AGREEMENT"), in order to operate in the Republic of Korea (the "Korea") (the "TERRITORY"), a localized version of the Yahoo! Guide, to develop related products and on-line services in the Territory and to conduct certain other business related to such activities; and

     C. Upon the terms and conditions set forth below, the Company and Yahoo will offer a version of certain Yahoo software and services through the Company in the Territory.

                                   AGREEMENT

     The parties hereto agree as follows:


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                                 ARTICLE I

                    DEFINITIONS; RULES OF CONSTRUCTION

     1.1 DEFINITIONS. For purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

          (a) "AFFILIATE" shall mean a company in which, directly or indirectly, more than fifty percent (50%) of the stock entitled to vote for the election of directors is owned or controlled by a party, but only so long as such ownership or control exists.

          (b) "ANCILLARY PROPERTIES" shall mean any future or present products and/or services of Yahoo that are not included in the Yahoo Service as of the Effective Date.

          (c) "COMPANY USERS" shall mean Internet-users to whom the Company provides access to Yahoo! Korea.

          (d) "COMPONENTS" shall mean information, materials, products, features, services, content, computer software, designs, artistic renderings, drawings, sketches, characters, layouts, and the digital implementations thereof; PROVIDED, HOWEVER, that "Components" shall not include Local Content.

          (e) "CONFIDENTIAL INFORMATION" shall mean any information disclosed in the course of this Agreement, which is identified as or should be reasonably understood to be confidential or proprietary to the disclosing party, including, but not limited to know-how, trade secrets, log data, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" shall not include information which: (i) is known or becomes known to the recipient on the Effective Date directly or indirectly from a third party source other than one having an obligation of confidentiality to the providing party; (ii) hereafter becomes known (independently of disclosure by the providing party) to the recipient directly or indirectly from a source other than one having an obligation of confidentiality to the providing party; (iii) becomes publicly known or available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (iv) is or was independently developed by the recipient without use of or reference to the providing party's Confidential Information, as shown by evidence in the recipient's possession.

          (f) "DERIVATIVE WORK" shall mean all "derivative works" and "compilations" within the meaning of such terms as defined in the U.S. Copyright Act (17 U.S.C. Section 101 et seq.).

          (g) "ENHANCEMENTS" shall mean any enhancements, added functionalities, additions, extensions or improvements to Yahoo! Korea that are created or developed by the Company, its Affiliates or its agents.

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          (h) "ERROR(S)" shall mean any verifiable and reproducible failure of the Yahoo! Korea Site to materially conform to the level of operation of Yahoo Service. Notwithstanding anything contained herein to the contrary, the term "Error" shall not include any failure of the Yahoo! Korea Site to materially conform to level of operation of the Yahoo Service that: (i) results from the Company's misuse or improper use of the Yahoo! Korea Site, Yahoo! Korea, or any Yahoo Properties; (ii) results from the Company's combination, incorporation, or merger of the Yahoo! Korea Site with any software, or content not supplied by Yahoo or not authorized by Yahoo to be combined, incorporated, or merged with the Yahoo Client Software; (iii) does not materially affect the operation and use of the Yahoo! Korea Site; or (iv) results from the modification by the Company of the Yahoo! Korea Site, or any Yahoo Properties therein.

          (i) "ERROR CORRECTION(S)" shall mean either a modification or addition to or deletion from the Yahoo! Korea Site that, when made to such site shall materially conform such site to the then-current functionality of the Yahoo Service, or a procedure or routine that, when observed in the regular operation of the Yahoo! Korea Site, eliminates the material adverse effect on the Company of such Error.

          (j) "GROSS REVENUES" shall mean the total amount of revenues recognized by the Company (as reflected in the Company's financial statements prepared in accordance with generally accepted accounting principles in Korea) without any reductions, including, but not limited to, commissions, discounts, billing adjustments and allowance and fees and expenses.

          (k) "INTELLECTUAL PROPERTY RIGHTS" shall mean trade secrets, patents, patent rights, copyrights, trademarks, know-how, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign including all applications and registrations relating to any of the foregoing.

          (l) "LAUNCH DATE" shall mean the first date on which Yahoo! Korea is made generally available to the public in the Territory.

          (m) "LOCAL CONTENT" shall mean content, including URL listings, added to Yahoo! Korea by the Company and that is: (i) specific to the market of the Territory; and (ii) originates in or arises from activities in the Territory.

          (n) "LOG DATA" shall mean all data generated by an Internet server that relates to file requests, user identification, session times and similar available information.

          (o) "TERRITORY" shall mean the geographic territories of the Republic of Korea, excluding any protectorates and territories thereof.

          (p) "THIRD PARTY" shall mean a party other than Yahoo or the Company.

          (q) "UPGRADES" shall mean all error corrections, upgrades, enhancements, new releases, and new versions of Yahoo! Korea.

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          (r) "YAHOO BRAND FEATURES" shall mean Yahoo trademarks, trade names, service marks, service names, distinct elements of the Yahoo Service Look and Feel and all other Components specifically associated with the "Yahoo!" brand or as to which Yahoo has established trademark or trade dress rights, and any modifications to the foregoing that may be created during the Term (as defined in Section 10.1 hereof).

          (s) "YAHOO BRAND GUIDELINES" shall mean the guidelines for use of the Yahoo Brand Features in Yahoo! Korea, as specifically set forth in EXHIBIT B attached hereto.

          (t) "YAHOO DIRECTORY" shall mean the collection of HTML files and certain related scripts and rules comprising of URL listings and related descriptions and the related organizational hierarchy.

          (u) "YAHOO DIRECTORY SEARCH ENGINE" shall mean the search tools currently available for end users of the Yahoo Service to perform searches within the Yahoo Directory.

          (v) "YAHOO! KOREA" shall mean the version of the Yahoo Service that is customized and localized specifically for all or any portion of Territory in any and all languages specifically relevant to the Territory, in accordance with this Agreement.

          (w) "YAHOO PROPERTIES" shall mean collectively: (i) the Yahoo Service and (ii) the Yahoo Tools.

          (x) "YAHOO SERVICE" shall mean, collectively, the following (in each case as the same may be modified, upgraded, updated or enhanced during the term of this Agreement):

               (i) (A) the Yahoo Brand Features, (B) the Yahoo Service Look and Feel, and (C) the Yahoo Directory; and

              (ii) any enhancements, upgrades, improvements or modifications of the Yahoo Directory Search Engine, and all written materials, documents and manuals used in the operation of the foregoing as the same may be modified from time to time;

PROVIDED, HOWEVER, that the Yahoo Service shall not include any content or technology licensed to Yahoo from a third party.

          (aa) "YAHOO SERVICE LOOK AND FEEL" shall mean the artistic renderings, drawings, animations, sketches, characters, layouts and designs, and digital implementations thereof which are embodied within the Yahoo Directory.

          (bb) "YAHOO TOOLS" shall mean Yahoo's internal hierarchical index, information indexing and retrieval software, tools, and search engine, not including the Yahoo Directory Search Engine, as set forth in EXHIBIT A.

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     1.2 RULES OF CONSTRUCTION.  As used in this Agreement, all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, including any exhibits hereto, as the same may from time to time be amended or supplemented. The word "including" when used herein is not intended to be exclusive and means "including, without limitation." The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement. The terms "party" and "parties" shall refer to Yahoo and the Company, individually or collectively, and shall not refer to Yahoo Japan except as used in Article IV below. This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor of or against either party.

                                 ARTICLE II

                                GRANT OF RIGHTS

     2.1 LICENSE GRANT TO COMPANY. Subject to all of the terms and conditions of this Agreement, Yahoo hereby grants to the Company during the
Term:

          (a) a non-exclusive (except as provided in Section 2.7) right and license to use, reproduce, display, perform, and transmit, the Yahoo Service Look and Feel, Yahoo Directory and Yahoo Directory Search Engine solely in on-line form solely in connection with Yahoo! Korea, and in the manner described in this Agreement;

          (b) a non-exclusive right and license to use and reproduce, and to display, perform, and transmit on-line the Yahoo Brand Features in the Territory, in tangible and on-line form, solely in connection with Yahoo Korea and the advertising, marketing and promotion of Yahoo! Korea in the Territory, provided, however, that the license granted under this subsection 2.1(b) shall not include any right or license with respect to or relating to the sale of any product or service other than Yahoo! Korea without Yahoo's consent;

          (c) a non-exclusive right and license to use and reproduce the Yahoo Tools, solely for the Company's internal purposes, as necessary to establish and operate Yahoo! Korea; and

          (d) subject to the terms and limitations set forth in Section 2.2 of this Agreement, a non-exclusive right to make, reproduce, and use the Enhancements, solely for use, incorporation, or integration with or into Yahoo! Korea, and solely as necessary for the advertising, marketing and promotion of Yahoo! Korea;

     PROVIDED, HOWEVER, that (i) the license granted to the Company under this Section 2.1 shall not include any content or technology, except as determined by Yahoo in its sole discretion, without any obligation to do so, and (ii) the Company Users' right to access and use the Yahoo

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Properties shall be subject to such customary limitations and restrictions on use and reproduction as Yahoo may impose with respect to the Yahoo
Properties. If Yahoo, in its sole discretion, decided to sublicense any Third Party content or technology to the Company (and the Company accepts such sublicense) and such sublicense requires the payment of royalties or other fees to a Third Party, the Company agrees to pay all such necessary royalties and/or fees payable to such Third Party in connection with such sublicense. No rights or licenses are granted by Yahoo to the Company except for those expressly granted in this Section 2.1.

     2.2 ANCILLARY PROPERTIES. To the extent that Yahoo possesses or develops in the future Ancillary Properties, Yahoo agrees that it will in good faith consider making such Ancillary Properties available for localization in the Korean market through the Company for additional fees to be mutually agreed upon by Yahoo and the Company; provided that Yahoo shall not be obligated to do so.

     2.3 NO OTHER RIGHTS. Except as expressly provided in this Agreement, the Company shall neither: (a) distribute or make available the Yahoo Service or Yahoo! Korea except in its entirety as a complete work; (b) distribute or make available the Yahoo Service or Yahoo! Korea other than in on-line electric form; (c) sublicense any rights granted hereunder; (d) modify, adapt, translate, or create Derivative Works or Enhancements of the Yahoo Service or Yahoo! Korea; nor (e) remove any copyright or other proprietary rights notices from the Yahoo Properties.

     2.4 YAHOO! KOREA CONTENT. Prior to the Launch Date, Yahoo shall provide to the Company Yahoo Properties to the extent necessary to launch the Yahoo! Korea Site and for the Company to create Enhancements for incorporation into Yahoo! Korea.

     2.5 LOCAL CONTENT. The Company shall solely be responsible for collecting and classifying Local Content. Subject to all of the terms and conditions of this Agreement and subject to a license fee to be mutually agreed upon by Yahoo and the Company from time to time, the Company hereby grants Yahoo an exclusive, perpetual, irrevocable, license to use Local Content and Enhancements for the purpose of incorporating such Local Content and Enhancements into Yahoo! Korea and into the Yahoo Service and any other Yahoo properties. Subject to the foregoing license grant, the Company retains all right, title to and interest in the Local Content and Enhancements.

     2.6 OWNERSHIP. Yahoo shall retain all ownership rights in and to the Yahoo Properties. The Company assigns any interest it may be deemed to possess in such Yahoo Properties to Yahoo and will assist Yahoo in every reasonable way, at Yahoo's expense, to obtain, secure, perfect, maintain, defend and enforce for Yahoo's benefit all Intellectual Property Rights with respect to the Yahoo Properties and any enhancements thereto, including, without limitation, the procurement of binding and enforceable assignments from all Company employees and contractors who assisted in the development and creation of any enhancements to the Yahoo Properties.

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     2.7 EXCLUSIVITY.                                    XXXXXXXXXXXXXXXXXXXXXX
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                         ARTICLE III

         YAHOO! KOREA SITE DEVELOPMENT AND OPERATIONS

     3.1 DEVELOPMENT OF YAHOO! KOREA SITE. Yahoo shall provide a reasonable level of technical and operational assistance in developing Yahoo! Korea.

     3.2 UPGRADES. If Yahoo creates any Upgrades of Yahoo! Korea which materially modify the format or functionality of Yahoo! Korea, Yahoo shall provide the Company with the opportunity to review and test each such Upgrade prior to its public release.

                             ARTICLE IV

                       YAHOO! KOREA SUPPORT

     4.1 SUPPORT SERVICES. Yahoo Japan agrees to: (a) provide to the Company telephone or confirmed facsimile or telecopy and electronic mail consultation during Yahoo Japan's regular business hours (9:00 a.m. to 5:00 p.m., Korea Time, Monday through Friday, excluding holidays scheduled by Yahoo Japan) to allow the Company to report Errors in the Yahoo! Korea Site or to allow the Company to inquire on the use or operation of the Yahoo! Korea Site and (b) use commercially reasonable efforts to provide Error Corrections for Errors in the Yahoo! Korea Site reported to Yahoo Japan by the Company. Yahoo agrees to provide back-up support for the Yahoo! Korea Site as Yahoo Japan or the Company reasonably requests in connection with Yahoo Japan's obligations set forth in this Section 4.1 to the extent Yahoo Japan cannot adequately fulfill such obligations without assistance from Yahoo.

                              ARTICLE V

           PROMOTIONAL MATERIALS, ADVERTISING, AND TRADEMARKS

     5.1 COMPANY'S EFFORTS. As a material condition to this Agreement, the Company shall use all commercially reasonable efforts during the Term to offer Yahoo! Korea to the general public via the Internet, in accordance with user performance (as measured by factors such as latency of user response) at least equivalent to, on average, that of the main U.S.

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www.yahoo.com website, to market and promote the commercial exploitation of
Yahoo! Korea in the Territory, and to sell advertising and promotional services in Yahoo! Korea.

     5.2 TRADEMARKS.

          5.2.1 ACKNOWLEDGMENT OF OWNERSHIP.  The Company acknowledges that:
(a) as between the Company and Yahoo, Yahoo owns all right, title and interest in the Yahoo Brand Features; and (b) neither the Company nor any other persons will acquire any ownership interest in the Yahoo Brand Features or associated goodwill by virtue of this Agreement or the use of the Yahoo Service pursuant to this Agreement.

          5.2.2 USAGE GUIDELINES. The Company's use of the Yahoo Brand Features shall be subject to Yahoo's prior written approval and consent and shall adhere to the Yahoo Brand Guidelines set forth in EXHIBIT B attached hereto; PROVIDED, HOWEVER, the Company may use the mark "YAHOO! KOREA" and the associated logo without any such consent so long as the Company uses such Yahoo! Korea marks: (a) in a manner and form consistent with Yahoo's use of its Yahoo Brand Features; (b) without making any modifications or changes thereto; (c) in an advertising campaign, promotional or other event that has high consumer visibility; (d) without co-branding or other similar collaboration with any third party brand features; and (e) in conformance with the Yahoo Brand Guidelines. In any event, the Company's use of the Yahoo Brand Features shall be at least of a quality and standard reasonably commensurate with the Company's use of its own trademarks. Throughout the Term, Yahoo shall promptly provide the Company with all written details of, specifications for and artwork for all Yahoo Brand Features as required by the Company for performing its rights and obligations under this Agreement. If any use of the Yahoo Brand Features by the Company fails to satisfy such quality standards, Yahoo may terminate the Company's right to use such Yahoo Brand Features; PROVIDED, HOWEVER, that the Company has failed to cure such failure to satisfy within thirty (30) business days from receipt by the Company of a notice of such failure to satisfy quality standards sent by Yahoo.

          5.2.3 PROMOTIONAL MATERIALS. The Company shall supply Yahoo with specimens of each type of promotional materials using the Yahoo Brand Features, all of which shall comply with the Yahoo Brand Guidelines and other provisions of this Agreement. The Company shall remedy any violation of the Yahoo Brand Guidelines or of this Agreement as soon as practicable following receipt of notice from Yahoo of such violation. The Company shall consider in good faith any suggestions or comments of Yahoo in the content and design of any and all promotional materials.

          5.2.4 NO ADVERSE CLAIM. The Company agrees that it will not at any time during or after this Agreement assert any claim or interest in or do anything which may adversely affect the validity or enforceability of Yahoo's right in the Yahoo Brand Features. Unless otherwise agreed to between the parties, the Company will not register, seek to register, or cause to be registered any of the Yahoo Brand Features without Yahoo's prior written consent, and the Company shall not adopt or use Yahoo Brand Features or any
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symbol as part of the Company's company name, nor allow Yahoo Brand Features to be used by others, without Yahoo's prior written consent. With respect to any trademark registrations and pending trademark applications for any Yahoo Brand Features in the Territory owned or filed by the Company without Yahoo's prior written consent ("YAHOO! KOREA MARKS"), the Company shall promptly transfer ownership in such Yahoo! Korea Marks to Yahoo, and Yahoo shall promptly reimburse the Company its reasonable costs incurred in obtaining such registration and in filing such applications. Failure of the Company to transfer ownership in such Yahoo! Korea Marks within one hundred twenty (120) days of the Effective Date of this Agreement shall be considered a material breach of this Agreement. Such Yahoo! Korea Marks shall be considered part of and included in the Yahoo Brand Features for purposes of this Agreement.

          5.2.5 NO ADDITIONAL RIGHTS IN TRADEMARKS. Except for the rights expressly granted to Company under this Agreement to use the Yahoo Brand Features, Yahoo grants no rights in or to any Yahoo trademarks, service marks or trade names. All powers that would otherwise be granted to the Company under Section 26 of the Korean Trade Mark Act are hereby excluded.

     5.3 YAHOO! KOREA ADVERTISING. The Company shall have the exclusive right to include third party advertising, marketing and promotional information in Yahoo! Korea, provided, however, that Yahoo shall have the right to conduct worldwide promotions for certain advertisers of Yahoo, including inclusion of advertising, marketing and promotional information in Yahoo! Korea. The parties hereto agree that all revenues and income derived by the Company in connection with advertising, marketing and promotional information in Yahoo! Korea shall accrue solely to the Company. The Company shall be solely and exclusively responsible for ensuring that all advertising, marketing and promotional information conducted and provided by the Company complies with all local, federal, and other governmental laws and regulations of the Territory that may be applicable thereto. In connection with any worldwide promotion conducted by Yahoo for an advertiser, the Company will receive a portion of the aggregate revenue from the sale of such worldwide promotion in accordance with the Yahoo International Pricing Policy attached hereto as EXHIBIT D. If the inventory positions for the worldwide promotion are not available for the time and period requested by Yahoo, the Company will promptly notify Yahoo of the next time and period when the inventory becomes first available and provide Yahoo with the opportunity to utilize such inventory.

     5.4 LOG DATA. The Company will provide Yahoo with access to all Log Data generated from use of Yahoo! Korea. All Log Data shall be maintained as Confidential Information by the Company and Yahoo.

          5.4.1 LIMITED DISCLOSURE TO THIRD PARTIES. Notwithstanding the foregoing, no party shall be prohibited by the terms if this Agreement from providing Log Data to any third party (on a confidential basis) for aggregation or analysis, or otherwise on an aggregated basis to advertisers, potential advertisers and other third parties in connection with the sale of advertising, or to third parties in connection with market research and
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party will use such information in a misleading fashion so as to understate or overstate to any third party the magnitude of usage of Yahoo! Korea.

          5.4.2 OWNERSHIP OF LOG DATA. Yahoo shall own all rights, title, and interest in and to any and all Log Data generated on Yahoo! Korea; PROVIDED, HOWEVER, Yahoo shall grant to the Company a non-exclusive, royalty-free license to use and reproduce such Log Data for internal, non-commercial purposes. Yahoo shall own all rights, title, and interest in and to any and all Log Data generated on any Yahoo Service mirror site.

                               ARTICLE VI

                         CONFIDENTIAL INFORMATION

     6.1 PROTECTION OF CONFIDENTIAL INFORMATION. The parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information. The party receiving any Confidential Information agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party, and not to disclose any of such Confidential Information to any third party. No party shall disclose the other's Confidential Information to its employees and agents except on a need-to-know basis.

     6.2 PERMITTED DISCLOSURE.   The parties acknowledge and agree that each
may disclose Confidential Information: (a) as required by law or the rules of the National Association of Securities Dealers, Inc. or any applicable securities exchange; (b) to their respective directors, officers, employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis; (c) to investors or joint venture partners, who are under an obligation of confidentiality, on a "need-to-know" basis; or (d) in connection with disputes or litigation between the parties involving such Confidential Information and each party shall endeavor to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal). In the event a party is required to disclose Confidential Information as required by law, such party will, to the extent practicable, in advance of such disclosure, provide the other party with prompt notice of such requirement. Such party also agrees, to the extent legally permissible, to provide the other party, in advance of any such disclosure, with copies of any information or documents such party intends to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the other party to the extent the other party may seek to limit such disclosure.

     6.3 APPLICABILITY. The foregoing obligations of confidentiality shall apply to directors, officers, employees and representatives of the parties and any other person to whom the parties have delivered copies of, or permitted access to, such Confidential Information in connection with the performance of this Agreement, and each party shall advise each of the above of the obligations set forth in this Article VI.

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     6.4 THIRD PARTY CONFIDENTIAL INFORMATION.  Any Confidential Information
of a third party disclosed to any party shall be treated by such party in accordance with the terms under which such third party Confidential Information was disclosed; PROVIDED, HOWEVER, that the party disclosing such third party Confidential Information shall first notify the other party that such information constitutes third party Confidential Information and the terms applicable to such third party Confidential Information and provided further that any party may decline, in its sole discretion, to accept all or any portion of such third party Confidential Information.

     6.5 CONFIDENTIALITY OF AGREEMENT. Except as required by law or generally accepted accounting principles, and except to assert its rights hereunder or for disclosures to its own officers, directors, employees and professional advisers on a need-to-know basis or in confidence to investors, investment bankers, financial institutions or other lenders or acquirers, each party hereto agrees that neither it nor its directors, officers, employees, consultants or agents shall disclose the terms of this Agreement or specific matters relating hereto without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

     6.6 FUTURE BUSINESS ACTIVITIES. This Agreement shall not limit any party's present and future business activities of any nature, including business activities which could be competitive with the other party, except:
(a) to the extent such activities would involve a breach of the confidentiality restrictions contained in this Article VI; (b) to the extent provided in Section 5.3, or (c) as otherwise expressly provided herein. Nothing in this Agreement will be construed as a representation or agreement that the recipient of Confidential Information will not develop or have developed for it products, concepts, systems or techniques contemplated by or embodied in such Confidential Information, provided that such recipient does not violate any of its obligations under this Article VI in connection with such development.

                                ARTICLE VII

                             FEES AND PAYMENT

     7.1 FEES. The Company shall pay to Yahoo, as full and complete remuneration for the performance of all of Yahoo's obligations hereunder, the fees and amounts that are set forth in EXHIBIT E attached hereto (the "FEES"). All payments under this Agreement shall be made quarterly by wire transfer to an account designated by Yahoo on or prior to the due date.

     7.2 CURRENCY. In this Agreement, all references to currency shall be references to the lawful currency of the United States of America.

     7.3 TAXES. All Fees paid by the Company to Yahoo hereunder shall be made without deducting any sales, goods and services, use and other similar taxes imposed by any governmental authority concerning the use of the Yahoo Properties in accordance with this Agreement (collectively, the "Taxes"), all of which Taxes shall be paid by the Company. Further, all Fees paid by the Company to Yahoo hereunder shall be made after deducting any excise and customs duties and other similar taxes imposed by any governmental authority

                               -11-

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relating to the export of the Yahoo Properties, and all withholding taxes that may be required by either the Korean or the United States governments under the relevant tax laws and treaties (collectively, the "Other Taxes"), all of which Other Taxes shall be paid by Yahoo.

     7.4 WITHHOLDING. If any Korean withholding taxes are imposed on payments to Yahoo by the Company under this Article VII, the Company shall withhold such amounts, pay the same to the Korean tax authority, and promptly furnish Yahoo with appropriate documentation of the amounts so withheld as soon as practicable. The parties shall cooperate to make any necessary filings to utilize the lowest withholding rate available under any treaty between Korea and the United States.

     7.5 ARMS LENGTH DEALINGS. The parties acknowledge and agree that, although the amount of the Fees is intended to be an arms length consideration for the performance of Yahoo's obligations under the Agreement, and that the Fees have been agreed in the course of real bargaining between the parties, the parties shall review the services actually performed by Yahoo under this Agreement at the time of Yahoo's performance thereof and, if mutually agreed, will negotiate for the payment to Yahoo of additional fees in excess of the Fees set forth in the attached EXHIBIT D.

                               ARTICLE VIII

                      REPRESENTATIONS AND WARRANTIES

     Each party represents and warrants to the other parties that: (a) such party has been duly incorporated and is validly existing under the laws such party is incorporated; (b) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (c) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; (d) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (e) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

                              ARTICLE IX

         LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION

     9.1 LIABILITY. EXCEPT AS PROVIDED IN SECTIONS 9.3 AND 9.4 AND TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO THE OTHER PARTIES FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES),

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ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO,
LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

     9.2 NO ADDITIONAL WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT AND TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, NO PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     9.3 YAHOO INDEMNITY AND LIABILITY.

          9.3.1 YAHOO INDEMNITY. Subject to the limitations set forth below, Yahoo, at its own expense, shall indemnify, defend (or at Yahoo's option and expense, settle,) and hold the Company and any Company Affiliates and their officers, directors, employees, agents, distributors and licensees (the "COMPANY INDEMNIFIED PARTY(IES)") harmless from and against any damages and costs (including, without limitation, reasonable attorneys' fees and expenses) awarded in a final adjudication or settlement, whether required to be paid to a third party or otherwise incurred in connection with or arising from any claim, suit, action or proceeding (collectively, a "CLAIM"), against a Company Indemnified Party to the extent the basis of such Claim is that:
(a) the Yahoo Properties infringe any Intellectual Property Rights of a third party; or (b) Yahoo does not have the right to license the Yahoo Properties as set forth herein.

          9.3.2 NO YAHOO LIABILITY. Notwithstanding the foregoing, Yahoo assumes no liability for infringement claims arising from: (a) a combination of the Yahoo Properties or any part thereof with other Components not provided by Yahoo where such infringement would not have arisen from the use of the Yahoo Properties or portion thereof absent such combination; (b) modification of the Yahoo Properties or portion thereof by anyone other than Yahoo or on its behalf where such infringement would not have occurred but for such modifications; (c) continued infringing activity after the Company has been notified of the infringement or informed of modifications that would have avoided the infringement; (d) circumstances where the infringement is incidental to an infringement arising primarily from the exercise of rights other than those granted under this Agreement.

          9.3.3 YAHOO INFRINGEMENT LIABILITY. If Yahoo receives notice of an alleged infringement of a third party's intellectual property rights relating to the Yahoo Properties, Yahoo at its option and expense, shall use all reasonable efforts to: (a) obtain a license at no cost to the Company permitting continued use of the Yahoo Properties on terms and conditions consistent with the rights granted to the Company hereunder; (b) modify the infringing portion of the Yahoo Properties to perform its intended function without infringing third party rights; or (c) provide a substitute for such infringing portion of the Yahoo Properties. If none of the foregoing options are reasonably available to Yahoo, then upon written notice by Yahoo to the Company,

                              -13-

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the Company shall thereupon take the necessary action to discontinue further distribution of the infringing material to the extent that and only for so long as such use would be infringing. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THIS SECTION SETS FORTH THE ENTIRE LIABILITY OF YAHOO WITH RESPECT TO ANY CLAIM OF INTELLECTUAL PROPERTY INFRINGEMENT ARISING OUT OF THIS AGREEMENT.

     9.4 COMPANY INDEMNITY AND LIABILITY. Subject to the limitations set forth below, the Company, at its own expense, shall indemnify, defend (or at the Company's option and expense, settle, provided that the Company provides Yahoo with prior notice of any settlement that will significantly affect Yahoo's rights hereunder) and hold Yahoo and any Yahoo Affiliates and their officers, directors, employees, agents, distributors and licensees (the "YAHOO INDEMNIFIED PARTY(IES)") harmless from and against any damages and costs (including, without limitation, reasonable attorneys' fees and expenses) awarded in a final adjudication or settlement, whether required to be paid to a third party or otherwise incurred in connection with or arising from any liabilities related to the operation of Yahoo! Korea (other than those liabilities for which Yahoo is responsible pursuant to the terms of
Section 9.3.1), including, without limitation, any Claim against a Yahoo Indemnified Party to the extent the basis of such Claim is that: (a) Yahoo! Korea, any Enhancements, or any Local Content infringes any Intellectual Property Rights of a third party or contain any material or information that is erroneous, obscene, defamatory, libelous, slanderous, violates any law or regulation, is negligently performed, or that violates or breaches any duty toward, or rights of any person or entity, including, without limitation, rights of publicity, privacy or personality; (b) the Company does not have the right to license the Local Content as set forth herein (other than as a result of infringement by a Yahoo Property licensed to the Company by Yahoo hereunder); (c) the Company has materially breached any of its duties, representations or warranties under this Agreement; or (d) any products, promotions or services of the Company or its Affiliates have resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person or entity (other than as a result of Content licensed to the Company by Yahoo hereunder). TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THIS SECTION SETS FORTH THE ENTIRE LIABILITY OF THE COMPANY WITH RESPECT TO ANY CLAIM OF INTELLECTUAL PROPERTY INFRINGEMENT ARISING OUT OF THIS AGREEMENT.

     9.5 PROCEDURE. All indemnification obligations under this Section 9 shall be subject to the following requirements: (a) the indemnified party shall provide the indemnifying party with prompt written notice of any claim;
(b) the indemnified party shall permit the indemnifying party to assume and control the defense of any action upon the indemnifying party's written acknowledgment of the obligation to indemnify (unless, in the opinion of counsel of the indemnified party, such assumption would result in a material conflict of interest); and (c) the indemnifying party shall not enter into any settlement or compromise of any claim without the indemnified party's prior written consent, which shall not be unreasonably withheld. In addition, the indemnified party may, at its own expense, participate in its defense of any claim. In the event that the indemnifying party assumes the defense of any such claim, the indemnifying party shall have no liability for attorney's fees and costs incurred by the indemnified party.

                                -14-

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                              ARTICLE X

                                TERM

     10.1 TERM. Unless earlier terminated as provided herein, this Agreement shall be effective during the period (the "TERM") from the Effective Date of this Agreement until the sooner of: (a) the date on which Yahoo and the Company mutually agree to terminate this Agreement; (b) the date on which this Agreement is terminated under Section 10.2 hereto; or (c) the date of termination of the Joint Venture Agreement.

     10.2 EARLY TERMINATION. Either Yahoo or the Company may terminate this Agreement immediately upon written notice in the event of: (a) any material breach of any warranty, representation or covenant of this Agreement by the other party which remains uncured thirty (30) days after notice of such breach; or (b) in the event of any bankruptcy, insolvency, receivership or similar proceeding of the other party which continues for twenty (20) days from filing.

     10.3 RETURN OF INFORMATION. No party shall incur any liability resulting from the termination of this Agreement, provided, however, that no party shall be relieved of any liabilities arising from any obligation incurred or any breach by such party prior to the termination of the Agreement.

     10.4 RETURN OF INFORMATION. Within thirty (30) calendar days after the termination or expiration of this Agreement, each party hereto shall either deliver to the others, or destroy, all copies of any tangible Confidential Information of the other parties provided hereunder in its possession or under its control, and shall furnish to the other parties an affidavit signed by an officer of its company certifying that to the best of its knowledge, such delivery or destruction has been fully effected.

     10.5 REMAINING PAYMENT. Within forty-five (45) calendar days of the expiration or termination of this Agreement, each party shall pay to the other party all sums, if any, due and owing as of the date of expiration or termination.

     10.6 SURVIVAL. The respective rights and obligations of the parties under Sections 2.6, 2.7, 5.2.1, 5.2.4, 10.3, 10.4, 10.5, 10.6 and Articles I,
VI, VIII, IX, and XI shall survive expiration or termination of this Agreement. No termination or expiration of this Agreement shall relieve any party for any liability for any breach of or liability accruing under this Agreement prior to termination.

                               ARTICLE XI

                              MISCELLANEOUS

     11.1 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of California, without regard to its conflicts of law provisions, and not under

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the Convention for the International Sale of Goods. Each of the Company and
Yahoo hereby consents and submits to the personal jurisdiction of the United States and the state courts of the State of California, and expressly agrees that the venue for any action arising under this Agreement shall be the appropriate court sitting within the Northern District of California.

     11.2 AMENDMENT OR MODIFICATION. This Agreement may not be amended, modified or supplemented by the parties in any manner, except by an instrument in writing signed on behalf of each of the parties by a duly authorized officer or representative.

     11.3 NO ASSIGNMENT. No party shall transfer or assign any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other parties. Any purported transfer, assignment or delegation by any party without the appropriate prior written approval shall be null and void and of no force or effect. Notwithstanding the foregoing, each party shall have the right to assign this Agreement to any successor of such party by way of merger or consolidation or the acquisition of all or substantially all of the business and assets of the assigning party relating to the Agreement.

     11.4 NOTICES. Except as otherwise provided herein, any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (a) personally delivered; (b) transmitted by postage prepaid registered or certified airmail, return receipt requested; (c) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail (with a copy of such transmission concurrently transmitted by postage prepaid registered or certified airmail, return receipt requested); (d) transmitted by facsimile (with a copy of such transmission by postage prepaid registered or certified airmail, return receipt requested); or (e) deposited prepaid with a nationally recognized overnight courier service.. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (x) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (y) three (3) days after the date of posting if transmitted by mail or by electronic mail. Either party may change its address for notice purposes hereof on not less than three (3) days prior notice to the other party pursuant to this Section 11.4. Notice hereunder shall be directed to a party at the address for such party which is set forth below:

To Yahoo:         Yahoo! Inc.
                  3400 Central Expressway
                  Santa Clara, California  95051
                  Attention:  Tim Koogle, President
                  Fax:  (408) 731-3301
Copy to:          John Place, General Counsel

To the Company:   Yahoo! Korea Corporation
                  502 Kyungki Bldg., 184-4 Chungjeong-Ro 2-Ka,
                  Seodaemun-Ku, Seoul Korea 120-012

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                  Seoul, Korea
                  Attn: Jin Youm
                  Fax: 82-2-365-7911

To Yahoo Japan:   24-1 Nihonbashi-Hakozakicho
                  Chuo-ku
                  Tokyo 103 Japan
                  Attn: Masahiro Inoue
                  Fax:

     11.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral between the parties with respect to the subject matter hereof.

     11.6 WAIVER. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. No party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

     11.7 RECOVERY OF COSTS AND EXPENSES. If any party to this Agreement brings an action against the other parties to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including, without limitation, attorneys' fees and costs incurred in connection with such action, including any appeal of such action.

     11.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.9 OTHER AGREEMENTS. No party shall agree to any contractual provision or term in any agreement with any third party which contains a provision or term which cause such party to be in breach of or violates this Agreement.

     11.10 NO THIRD PARTY BENEFICIARIES. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

     11.11 WAIVER OF JURY TRIAL. EACH OF YAHOO, YAHOO JAPAN AND THE COMPANY DO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND

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IRREVOCABLY WAIVE SUCH RIGHT ANY PARTY MAY HAVE TO A JURY TRIAL IN EVERY
JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST ANY OTHER PARTY HERETO OR THEIR RESPECTIVE AFFILIATES, SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY ANY PARTY IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR OTHERWISE VOID OR VOIDABLE).

     11.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

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     IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have executed this Agreement as of the date first above written.

YAHOO! KOREA CORPORATION                 YAHOO! INC.

By:  /s/ JIN YOUM                        By:  /s/ HEATHER KILLEN
     ------------------------            ------------------------
Name: Jin Youm                           Name:  Heather Killen
Title: President and                     Title:  Vice President
 Chief Executive Officer


YAHOO! JAPAN  CORPORATION

By:  /s/ MASAHIRO INOUE
     ------------------------
Name: Masahiro Inoue
Title: President and
 Chief Executive Officer



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                               EXHIBIT A

                YAHOO! KOREA TECHNICAL SPECIFICATIONS

     Yahoo will provide to the Company the following tools for use in connection with Yahoo! Korea. Subject to the terms and conditions of this Agreement, Yahoo reserves the right to add, delete and modify from this list so long as the service is not degraded or interrupted significantly, and Yahoo notifies the Company in advance and works with the Company in good faith before making any such changes.

     A. HTTP SERVER: A C program compiled on the hardware platform provided. The initial version of HTTP software will be proprietary to Yahoo. Subject to the terms and conditions of this Agreement, this software may be replaced by third party software in the future.

     B. SEARCH SERVER: A C program compiled on the hardware provided. This software is proprietary to Yahoo. Subject to the terms and conditions of this Agreement, Yahoo reserves the right to change the search engine to a third party software at Yahoo's discretion without notice.

     C. CGI SCRIPTS: These scripts are either written in C or in Perl. The platforms must have Perl installed.

     D. UTILITY SCRIPTS: These scripts are written in Perl or similar shell languages. The platform must support cron jobs and have Perl, and other required shell environments, installed.

     E. LOG DATA TOOL: This software tool, which is proprietary to Yahoo, is a set of CGI scripts written in Perl that summarize, analyze, and display summary information regarding Log Data. Yahoo will use this tool to remotely access Log Data collected by the Company pursuant to this Agreement.

     F. AD SCHEDULING TOOLS (AKA "JFK"): These proprietary scripts, written in C or Perl, are used to schedule and place advertisements throughout the Yahoo Guide.

     G. SURFING TOOLS: These proprietary scripts, written in C, Perl and tcl/tk, are used to add/change/delete categories and URL listings into the database.

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                           EXHIBIT B

             GUIDELINES FOR USE OF YAHOO TRADEMARKS

1. GENERAL. The Yahoo Brand Features will be used by the Company only in connection with the exercise of the Company's rights pursuant to this Agreement, and only with the promotion of the use of Yahoo Properties pursuant to the terms of this Agreement and only in a manner consistent with proper usage of the trademarks, trade names, service marks, service names and other elements that are contained in the Yahoo Brand Features.

2. APPEARANCE OF LOGOS. Yahoo and the Company will use their best efforts to ensure that the presentation of the Yahoo Brand Features shall be consistent with Yahoo's use of the Yahoo Brand Features on Yahoo's URL listings. The Company shall use the Yahoo Brand Features in a manner reasonably consistent with other key third party content used by the Company in connection with Yahoo! Korea.

3. NOTICES. All trademarks and service marks included in the Yahoo Brand Features shall be designated with "SM", "TM", or "REGISTERED TRADEMARK", in the manner directed by Yahoo.

4. APPEARANCE. Promptly following the Effective Date, and from time to time during the Term, Yahoo shall provide the Company with written guidelines for the size, typeface, colors and other graphic characteristics of the Yahoo Brand Features, which upon delivery to the Company shall be deemed to be incorporated into the "Yahoo Brand Guidelines" under this Agreement.

5. RESTRICTIONS UPON USE. Unless otherwise mutually agreed, the Yahoo Brand Features shall not be presented or used by the Company:

     A. in a manner that could be reasonably interpreted to suggest that any editorial content other than the Yahoo Service has been authored by, or represents the views or opinions of, Yahoo or any Yahoo personnel;

     B. in a manner that is misleading, defamatory, libelous, obscene or otherwise objectionable, in Yahoo's reasonable opinion;

     C. in a way that infringes, derogates, dilutes or impairs the rights of Yahoo in the Yahoo Brand Features;

     D. for the purposes of promoting the sale, license or other transfer for value of property or services, other than in connection with the promotion of the sale and use of Yahoo! Korea; or

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     E. as part of a name of a product or service of a company other than
Yahoo, except as expressly provided in this Agreement.

6. REMEDY. The Company will make any changes to its use of the Yahoo Brand Features as are requested by Yahoo.

7. REVISIONS. These Guidelines may be modified at any time by Yahoo upon written notice to the Company.


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                            EXHIBIT D

             YAHOO! INC. INTERNATIONAL PRICING POLICY

PURPOSE

The purpose of this policy is to set forth guidelines for insertion orders which are placed with Yahoo! or its subsidiaries whereby the contracted impressions are to be provided in more than one country. This policy is effective July 1, 1997.

SCOPE

This policy applies to Yahoo! Inc. and its subsidiaries.

OBJECTIVES

The Company's primary objective is to properly account for customer orders which are taken in one country to run in another country or countries. The accounting must be acceptable for local tax requirements, convenient for customer billing and receipt of payments, provide equitable compensation to sales representatives and sales management, and be mutually beneficial and acceptable for Yahoo! and its jointly owned subsidiaries.

POLICY

REVENUE ALLOCATION
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

ORDER ADMINISTRATION, INVOICING, AND COLLECTION
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXX

COMMISSIONS
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

BAD DEBT
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXX

PROCEDURES

Due to the nature of these transactions and the constant evolution of Yahoo!'s sales administration system and accounting system, procedures may change frequently. The most current set of procedures will be provided by Yahoo! upon request.

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                                  EXHIBIT E

                               FEES AND PAYMENTS


I. LICENSE FEE PER QUARTER

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

II. ANCILLARY PROPERTIES

Additional license fees to be mutually agreed upon by Yahoo and the Company in the event that Yahoo provides any Ancillary Properties to the Company pursuant to the terms of Section 2.2.

III. PAYMENT TERMS

Payable in full to Yahoo on the Effective Date of the agreement, and on the final business day of each three month period thereafter for the term of this Agreement.


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